Calculation of Filing Fee Tables
S-8
Alaunos Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	1,000,000	$ 2.23	$ 2,230,000.00	0.0001381	$ 307.96
Total Offering Amounts:						$ 2,230,000.00		$ 307.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 307.96
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price Per Share is based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on July 6, 2026, which was $2.31 and $2.15, resulting in an average of $2.23 per share. (2) The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act by multiplying the Proposed Maximum Aggregate Offering Price by the current SEC registration fee rate of $138.10 per $1,000,000. (3) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that may become issuable under the 2020 Equity Incentive Plan, as amended, by reason of stock splits, stock dividends, recapitalizations or similar transactions. (4) The amount registered represents the additional 1,000,000 shares authorized for issuance under the 2020 Equity Incentive Plan pursuant to the amendment approved by the Registrant's stockholders on July 3, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources